Consent of Independent Registered Public Accounting Firm The Board of Directors Jackson National Life Insurance Company of New York Contract Owners of JNLNY Separate Account I: We consent to the use of our reports on the financial statements of each Investment Division within JNLNY Separate Account I dated March 29, 2018, included herein and to the reference to our firm under the heading “Services” in the Statement of Additional Information, as part of the Pre-Effective Amendment to the Form N-4 Registration Statement of JNLNY Separate Account I. Chicago, Illinois April 9, 2018 /s/KPMG LLP

Consent of Independent Registered Public Accounting Firm The Board of Directors Jackson National Life Insurance Company of New York: We consent to the use of our report on the financial statements of Jackson National Life Insurance Company of New York, dated March 21, 2018, included herein and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, as part of the Pre-Effective Amendment to the Form N-4 Registration Statement. /s/KPMG LLP Columbus, Ohio April 9, 2018 KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568